Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS

Fourth quarter net income of $8.4 million compared with $10.4 million last year

Fiscal 2007 net income of $14.2 million compared with $21.4 million last year

Fiscal 2008 earnings guidance of $1.10 to $1.15 per share

SAVANNAH, GA (March 26, 2008) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the fourth quarter and fiscal year ended February 2, 2008.

The Company’s 2007 fiscal year contained the traditional 52 weeks, whereas, fiscal 2006 contained 53 weeks, with the extra week falling in the fourth quarter.  Accordingly, comparisons of total sales and net income for the fourth quarter and full year of fiscal 2007 to the same periods in 2006 are affected by an extra week in 2006.  However, for comparable store sales, the Company is reporting on a comparable weeks basis (e.g. the 13 weeks ended February 2, 2008 compared to the 13 weeks ended February 3, 2007).

Financial Highlights — Fourth quarter ended February 2, 2008

Total sales in the 13-week quarter ended February 2, 2008 increased 6.2% to $134.6 million compared with $126.8 million in the 14-week quarter ended February 3, 2007.  Comparable store sales decreased 1.1%, comparing the 13 weeks ended February 2, 2008 to the 13 weeks ended February 3, 2007.

Net income was $8.4 million compared with $10.4 million in last year’s fourth quarter.  Earnings per diluted share was $0.59 in the fourth quarter of 2007 compared to $0.73 in 2006.  The decline in fourth quarter earnings was a result of the negative comparable store sales and a related need to increase clearance markdowns, together with the inclusion of the extra week in 2006.  However, these factors were partially offset by a favorable effective income tax rate in 2007 due to income tax credits and tax-exempt income increasing, while pretax income was decreasing.

Financial Highlights — Fiscal year ended February 2, 2008

Total sales in the 52-week fiscal year ended February 2, 2008 increased 14.6% to $437.5 million compared with $381.9 million in the 53-week fiscal year ended February 3, 2007.  The extra week last year contributed approximately $10 million of sales in 2006.  Comparable store sales increased 1.0%, comparing the 52 weeks ended February 2, 2008 to the 52 weeks ended February 3, 2007.

Net income was $14.2 million in 2007 compared with $21.4 million in 2006.  Earnings per diluted share was $1.00 in 2007 compared with $1.51 in the prior year.

Fiscal 2008 Outlook

The Company estimates 2008 earnings in a range of $1.10 to $1.15 per diluted share.  This guidance is based upon an anticipated 2008 comparable store sales increase of 2% to 3%.  For the year, the Company expects to increase selling square footage by at least 15%.

CTRN Announces Fourth Quarter and Fiscal 2007 Results

March 26, 2008

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call on March 26, 2008, at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (800) 218-0204.  A replay of the conference call will be available until April 2, 2008, by dialing (303) 590-3000 and entering the passcode, 11105977#.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on March 26, 2008, beginning at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue through April 2, 2008.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 330 stores located in 20 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705

CTRN Announces Fourth Quarter and Fiscal 2007 Results

March 26, 2008

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Fourteen Weeks Ended
	February 2, 2008	February 3, 2007
	(unaudited)	(unaudited)
Net sales	$134,571	$126,788
Cost of sales	87,145	78,104
Gross profit	47,426	48,684
Selling, general and administrative expenses	32,892	31,374
Depreciation and amortization	3,488	2,363
Income from operations	11,046	14,947
Interest income	680	585
Interest expense	(97)	(190)
Income before provision for income taxes	11,629	15,342
Provision for income taxes	3,251	4,970
Net income	$8,378	$10,372

Net income per share, basic	$0.60	$0.75
Net income per share, diluted	$0.59	$0.73

Weighted average shares used to compute net income per share, basic	14,034	13,739
Weighted average shares used to compute net income per share, diluted	14,188	14,200

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Fifty-Two Weeks Ended	Fifty-Three Weeks Ended
	February 2, 2008	February 3, 2007
	(unaudited)	(unaudited)
Net sales	$437,515	$381,918
Cost of sales	278,783	235,744
Gross profit	158,732	146,174
Selling, general and administrative expenses	127,470	107,535
Depreciation and amortization	12,583	8,326
Income from operations	18,679	30,313
Interest income	2,383	2,014
Interest expense	(469)	(359)
Income before provision for income taxes	20,593	31,968
Provision for income taxes	6,379	10,617
Net income	$14,214	$21,351

Net income per share, basic	$1.02	$1.57
Net income per share, diluted	$1.00	$1.51

Weighted average shares used to compute net income per share, basic	13,946	13,575
Weighted average shares used to compute net income per share, diluted	14,223	14,138

CTRN Announces Fourth Quarter and Fiscal 2007 Results

March 26, 2008

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	February 2, 2008	February 3, 2007
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$6,203	$7,707
Short-term investments (1)	56,165	65,956
Inventory	82,420	73,360
Other current assets	8,726	7,000
Property and equipment, net	52,207	34,754
Other noncurrent assets	4,456	3,330
Total assets	$210,177	$192,107

Liabilities and Stockholders’ Equity:
Accounts payable	$43,566	$46,894
Accrued liabilities	17,089	15,587
Other current liabilities	3,370	3,174
Noncurrent liabilities	8,005	8,243
Total liabilities	72,030	73,898

Total stockholders’ equity	138,147	118,209
Total liabilities and stockholders’ equity	$210,177	$192,107

(1) Short-term investments consist of municipal auction rate securities (ARS) issued by state governments to fund student loans. These securities are high-grade (AAA rated), most of which are either guaranteed by the U.S. Department of Education or backed by insurance. Historically, the ARS provided liquidity via an auction process that reset the interest rate every 35 days, allowing investors either to roll over their investments or sell them at par. Since these auction rate securities have typically traded at short-term intervals, they have been classified as current assets. Subsequent to February 2, 2008, there has been insufficient demand for these types of investments during the auctions and, as a result, these securities are not currently liquid. The Company may not be able to access cash by selling these securities without a loss of principal until either, liquidity returns to the auction process, a secondary market emerges, they are redeemed by the issuer, or they mature in years ranging from 2010 to 2040. At this time, there is no evidence to conclude that the ARS are impaired. If it is later determined that the market value of these securities is impaired, the Company would be required to write down the investments to fair value. Also, if liquidity is not restored to this market in the near term, the Company may be required to reclassify these investments as long-term assets.